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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 27, 1998 (except for the matter discussed in Note Q as to which the date is March 26, 1998) included in BioSepra Inc.'s Form 10-K for the year ended December, 31, 1997 and to all references to our Firm included in this registration statement.




                                           /s/  Arthur Andersen LLP

                                           Arthur Andersen LLP




Boston, Massachusetts
June 23, 1998